Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-206292 and 333-227441) and the Company’s Registration Statement on Form F-3 (Registration No. 333-223923) of our report dated March 12, 2020 relating to the consolidated financial statements of Galmed Pharmaceuticals Ltd., (the “Company”), which appear in the Company's Annual Report on Form 20-F for the year ended December 31, 2019.

	By:	/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co. Certified Public Accountants
Date: March 12, 2020		A Firm in the Deloitte Global Network